Exhibit 23.2



                        [LETTERHEAD OF RP FINANCIAL, LC.]


                               September 11, 1998


Board of Directors
The 1855 Bancorp
791 Purchase Street
New Bedford, Massachusetts 02740-2101

Gentlemen:

     We hereby consent to the use of our firm's name incorporated by reference in the Registration Statement on Form S-1 for Seacoast Financial Services Corporation with the Securities and Exchange Commission in order to effect Seacoast Financial's conversion from a mutual holding company form to a stock holding company form and related offering for sale of shares of its common stock. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights prepared by us and incorporated by reference in such filing.

                                                   Respectfully submitted,

                                                   RP FINANCIAL, LC.


                                                   /s/ James P. Hennessey

                                                   James P. Hennessey
                                                   Senior Vice President